Exhibit 99.1

FOR IMMEDIATE RELEASE	AUGUST 7, 2006
SYKES ENTERPRISES, INCORPORATED REPORTS SECOND
QUARTER 2006 FINANCIAL RESULTS
Total revenues reach highest level in over twenty quarters;
raising full-year 2006 revenue and earnings per share outlook
TAMPA, FL — August 7, 2006 — Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the second quarter of 2006, the highlights of which are as follows:

	Second Quarter	Second Quarter
(In millions, except per share data)	2006(a)	2005(b)

Revenues	$135.2	$122.2
Income from Operations	$6.5	$6.5
Net Income	$11.8	$5.0
EPS	$0.29	$0.13

(a)	Results for the second quarter of 2006 included a tax benefit of approximately $0.12 per share related to a Canadian tax appeals settlement

(b)	Results for the second quarter of 2005 included a gain of approximately $0.04 per share related to the sale of U.S. customer contact management centers
•	Continued call volume growth across the Americas region drove a year-over-year total increase in revenues of 10.7% to $135.2 million

•	Second quarter 2006 operating margin increased 0.9% year-over-year to 4.8%, excluding the gain on sale of a customer contact management center in the comparable quarter last year

•	Worldwide capacity utilization rate increased to 84% from 80% year-over-year, even as our seat count increased 7%, or approximately 1,200 seats

•	EMEA performance remained mixed year-over-year, as the capacity utilization rate saw an up-tick, while call volume growth declined and foreign currency effects remained slightly unfavorable

•	Exited second quarter 2006 with cash and cash equivalents of $146.6 million and no outstanding debt
Operating Performance by Segment
Americas
Revenues generated from the Company’s clients in the Americas segment, including operations in North

America and offshore (Latin America and the Asia Pacific region), totaled $90.9 million, or 67.3% of total revenues, for the second quarter of 2006. This compared to revenues of $77.3 million, or 63.3% of total revenues, for the prior year period. The 17.6% comparable revenue increase reflects growth in call volumes, particularly offshore, from new and existing client programs across targeted verticals, including communications and financial services. Approximately 53% of the Americas second quarter 2006 revenue was generated from services provided offshore compared to approximately 48% in the prior year quarter, demonstrating continued growth in call volumes offshore.
On a sequential basis, the Americas’ revenues rose 3% to $90.9 million compared to $88.3 million in the first quarter of 2006. The growth was largely attributable to the factors mentioned in the preceding paragraph.
The Americas operating margin before corporate G&A expenses for the second quarter of 2006 was 14.7% versus 16.5% in the comparable quarter last year. The comparable period in 2005 included a gain of approximately $1.7 million on the sale of customer contact management centers. Excluding the gain on sale, while considering the expenses associated with offshore seat additions and on-going ramp-up of certain client programs in the second quarter of 2006, the Americas operating margin increased 0.4% due to lower legal, depreciation and telephony costs, all of which were partially offset by higher wages and training costs from client program ramp-ups. The Company’s planned seat additions and client program ramp-ups are expected to continue.
On a sequential basis, the operating margin decreased to 14.7% from 15.7% in the first quarter of 2006. The sequential decrease in operating margin was primarily attributable to costs related to the ramp-up of certain client programs, expenses associated with capacity additions and wage adjustments on select programs.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region declined 1.3% to $44.3 million, representing 32.7% of SYKES’ total revenues for the second quarter of 2006 compared to $44.9 million, or 36.7%, in the prior year’s second quarter. The foreign currency effect to SYKES’ second quarter 2006 EMEA revenues was not significant, amounting to a decline of approximately $0.1 million due to a weaker Euro compared with the same period last year. Excluding this foreign currency impact, EMEA revenues for the second quarter of 2006 decreased approximately $0.5 million, reflecting the continued ramp down of a previously announced contract expiration of a customer care program with a technology client.
Sequentially, EMEA revenues increased $1.5 million, or 3.4%, to $44.3 million compared to $42.8 million in the first quarter of 2006. Approximately $1.9 million of the sequential revenue increase was due to the stronger Euro, which was partially offset by a $0.4 million decline in call volumes largely attributable to the factors mentioned in the preceding paragraph.
The operating margin for EMEA before corporate G&A expenses for the second quarter of 2006 was 2.9% compared to 3.6% in the prior year period. The year-over-year margin decrease was principally due to a lower revenue base from the softness in EMEA and the previously announced contract expiration and the associated severance expenses.
Sequentially, the EMEA operating margin increased to 2.9% from 2.5%, due to the revenue increase and the roll-off of severance expenses associated with the expired technology contract ramp down.
Corporate Costs
Corporate costs totaled $8.1 million in the second quarter of 2006, an increase of $0.2 million from $7.9 million in the prior year period. The increase was related to higher salaries and benefit costs, including approximately $0.4 million associated with the Company’s stock based compensation expense which was not included in the prior year period.

Other Income and Taxes
Other income for the second quarter of 2006 totaled $3.3 million compared to other income of $0.9 million for the same period in the prior year. Of the $2.4 million increase, $1.7 million was related to interest income from the Canadian tax appeals settlement. The balance was related to additional interest income resulting from higher average levels of cash earning higher average interest rates as well as rental income from the lease of two additional U.S. customer contact management centers compared to the prior year’s second quarter.
During the quarter, the Company had a tax benefit of 20.4% versus a tax provision of 32.8% in the same period last year. The benefit included approximately $3.0 million related to the Canadian tax appeals settlement.
Liquidity and Capital Resources
The Company’s balance sheet at June 30, 2006 remained strong with cash and cash equivalents of $146.6 million and no outstanding debt. Approximately $113 million of the Company’s June 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. Cash and cash equivalents, after adjusting for the Apex acquisition, which closed July 3rd, 2006, would have been approximately $125 million. At June 30, 2006, the Company also had $50 million of capacity available under its credit facility. For the three-months ended June 30, 2006, the Company generated approximately $12.4 million in cash flow from operations.
Business Outlook
The business outlook for the third-quarter and full-year of 2006 reflects a continued healthy performance within the Americas region. The Americas performance is being driven by new and existing client program ramp-ups as well as seat additions to accommodate growth within the communications, financial services and healthcare verticals. In connection with the seat additions in the Americas region, the Company is scheduled to build out capacity related to a healthcare program. The program is with a Government entity and, as such, the timing of the build out remains somewhat fluid. Accordingly, the expense associated with the build out, which is currently factored in the third quarter outlook, could shift to the fourth quarter, without affecting the full-year outlook as it currently stands. Separately, the Company has begun integrating its Apex acquisition, the earnings per share contribution from which will begin in the third quarter of 2006 and is anticipated to approximate $0.01 in each of the third and fourth quarters of 2006.
The EMEA region, by contrast, is largely expected to remain soft — a trend that has continued to persist for the last several quarters and is further compounded by the third quarter seasonality due to the European holidays. Seasonality aside, while the recent string of macroeconomic data from the region seems encouraging, this has yet to translate into any broad based recovery in customer call volumes.
The third-quarter and full-year 2006 business outlook does not include the sale of any customer contact management centers. Management is pursuing avenues to sell four excess U.S. centers, which are currently being leased by third parties.
Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2006:
•	Revenues in the range of $145 million to $150 million

•	Tax rate in the range of 10% to 15%

•	EPS in the range of $0.17 to $0.20 per diluted share

•	Capital expenditures in the range of $4 million to $7 million
The Company anticipates the following financial results for the twelve months ended December 31, 2006:
•	Revenues in the range of $562 million to $572 million

•	Tax rate in the range of 10% to 15%

•	EPS in the range of $0.81 to $0.87 per diluted share

•	Capital expenditures in the range of $14 million to $18 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 8, 2006 at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the ability to successfully integrate Apex’s operations and employees, (ii) the ability to deliver on Apex’s potential earnings per share accretion, (iii) the ability to deliver on the future financial and operating performance of the combined company, (iv) the timing of significant orders for SYKES’ products and services, (v) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (vi) changes in applicable accounting principles or interpretations of such principles, (vii) difficulties or delays in implementing SYKES’ bundled service offerings, (viii) failure to achieve sales, marketing and other objectives, (ix) construction delays of new or expansion of existing customer support centers, (x) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xi) rapid technological change, (xii) loss or addition of significant clients, (xiii) risks inherent in conducting business abroad, (xiv) currency fluctuations, (xv) fluctuations in business conditions and the economy, (xvi) SYKES’ ability to attract and retain key management personnel, (xvii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits, (xxii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the early termination of contracts by clients; and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2006	2005
Revenues	$135,221	$122,194
Direct salaries and related costs	(86,378)	(76,026)
General and administrative	(42,333)	(41,369)
(Loss) gain on disposal of property & equipment, net	(5)	1,627
Impairment of long-lived assets	—	—
Reversal of restructuring & other charges	—	56

Income from operations	6,505	6,482
Other income, net	3,270	929

Income before benefit (provision) for income taxes	9,775	7,411
Benefit (provision) for income taxes	1,996	(2,434)

Net income	$11,771	$4,977

Net income per basic share	$0.30	$0.13
Shares outstanding, basic	39,900	39,289

Net income per diluted share	$0.29	$0.13
Shares outstanding, diluted	40,251	39,445

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2006	2005
Revenues	$266,308	$243,566
Direct salaries and related costs	(169,394)	(153,455)
General and administrative	(83,328)	(81,259)
(Loss) gain on disposal of property & equipment, net	(14)	1,696
Impairment of long-lived assets	(382)	—
Reversal of restructuring & other charges	—	314

Income from operations	13,190	10,862
Other income	4,246	883

Income before benefit (provision) for income taxes	17,436	11,745
Benefit (provision) for income taxes	234	(3,803)

Net income	$17,670	$7,942

Net income per basic share	$0.45	$0.20
Shares outstanding, basic	39,679	39,242

Net income per diluted share	$0.44	$0.20
Shares outstanding, diluted	40,044	39,393

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2006	2005
Revenues:
Americas	$90,937	$77,306
EMEA	44,284	44,888

Total	$135,221	$122,194

Operating Income:
Americas	$13,324	$12,723
EMEA	1,298	1,625

Operating income before reversal of restructuring & other charges, impairment of long-lived assets and corporate G&A	14,622	14,348

Corporate G&A expenses	(8,117)	(7,922)
Reversal of restructuring & other charges	—	56
Impairment of long-lived assets	—	—

Income from operations	6,505	6,482

Other income, net	3,270	929
Benefit (provision) for income taxes	1,996	(2,434)

Net income	$11,771	$4,977

	Six Months Ended
	June 30,	June 30,
	2006	2005
Revenues:
Americas	$179,209	$151,670
EMEA	87,099	91,896

Total	$266,308	$243,566

Operating Income:
Americas	$27,176	$22,223
EMEA	2,374	3,635

Operating income before reversal of restructuring & other charges, impairment of long-lived assets and corporate G&A	29,550	25,858

Corporate G&A expenses	(15,978)	(15,310)
Reversal of restructuring & other charges	—	314
Impairment of long-lived assets	(382)	—

Income from operations	13,190	10,862

Other income	4,246	883
Benefit (provision) for income taxes	234	(3,803)

Net income	$17,670	$7,942

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets:
Current assets	$266,927	$226,426
Property and equipment, net	60,433	72,261
Other noncurrent assets	37,555	32,498

Total assets	$364,915	$331,185

Liabilities & Shareholders’ Equity:
Current liabilities	$97,146	$82,433
Noncurrent liabilities	15,062	22,662
Shareholders’ equity	252,707	226,090

Total liabilities and shareholders’ equity	$364,915	$331,185

Sykes Enterprises, Incorporated
Supplementary Data

	Q2 2006	Q2 2005
Geographic Mix (% of Total Revenue):

Americas (1)	67.3%	63.3%
Europe, Middle East & Africa (EMEA)	32.7%	36.7%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2006	Q2 2005
Vertical Industry Mix (% of Total Revenue):

Communications	34%	34%
Technology / Consumer	31%	33%
Financial Services	11%	8%
Transportation & Leisure	7%	6%
Healthcare	7%	9%
Other	10%	10%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2006	2005
Cash Flow From Operating Activities:
Net income	$11,771	$4,977
Depreciation and amortization	5,813	6,225
Changes in assets and liabilities and other	(5,232)	3,664

Net cash provided by operating activities	$12,352	$14,866

Capital expenditures	$3,722	$3,411
Cash interest paid	$64	$253
Cash taxes paid	$2,472	$3,277

	Six Months Ended
	June 30,	June 30,
	2006	2005
Cash Flow From Operating Activities:
Net income	$17,670	$7,942
Depreciation and amortization	11,878	13,290
Changes in assets and liabilities and other	(8,794)	5,038

Net cash provided by operating activities	$20,754	$26,270

Capital expenditures	$7,801	$5,653
Cash interest paid	$191	$343
Cash taxes paid	$4,667	$5,143